                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 2 to Form S-4 and to the incorporation by reference therein of our report dated January 28, 2003, with respect to the consolidated financial statements of PolyOne Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, and our report dated March 25, 2003, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP


Cleveland, Ohio
May 28, 2003